                                                                       Exhibit G

Partners:                                          Registered Foreign Lawyers:    9th Floor
Christopher K. Roberts     Chin-Chong Liew         Peter Curleyss.                Three Exchange Square
Simon Berry                Michael S.L. Liu        Grant Fuzi+                    Central
Simon Black                Vicki Liu               Andrew Harrow*                 Hong Kong
Kenneth D.C. Chan          Jane M.S. Ng            David Johnsonss.
Mimmie M.L. Chan           Simon Reid-Kay          Mitchell A. Silkss.            Telephone:      +852 2974 7000
Stanley Chow               Cameron Scott           Claire Wright*                 Fax (Group 3):  +852 2974 6999
Catherine Husted           Mark Sterling                                          Fax (Group 4):  +852 2502 2023
Andrew Jeffries            Christopher L. Swift    Consultants:
Hyo Young Kang             Joseph L.B. Tse         Yongfu Li
David J. Kidd                                      Jill Wong



Our Ref: HK:324500.1                                               June 13, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen,

We have acted as special United States counsel to the National Power Corporation (the "Company"), a company organized with limited liability under the laws of the Republic of the Philippines (the "Republic"), to Power Sector Assets and Liabilities Management Corporation ("PSALM"), a company wholly owned by the Republic and to the Republic, in connection with the Company's offering, pursuant to a registration statement under Schedule B (No. 333-105868) of its Guaranteed Bonds (the "Bonds"). Such registration statement, as amended, when it becomes effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Registration Statement". The related preliminary prospectus contained therein is herein called the "Prospectus". The Bonds are to be issued in accordance with the provisions of the Fiscal Agency Agreement among the Company, the Republic, as guarantor, and Citibank, N.A., as fiscal agent, a form of which is filed as an exhibit to the Registration Statement (the "Fiscal Agency Agreement"). The Republic will irrevocably and unconditionally guarantee payments on the Bonds (the "Guarantees").

We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Bonds and the Guarantees have been issued, duly authorized by the Company and the Republic, duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to the purchasers thereof, such Bonds will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Fiscal Agency Agreement and such Guarantees will constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Fiscal Agency Agreement.

The foregoing opinion is subject to the following qualifications: (i) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) such opinion is subject to the effect of judicial application of foreign laws or foreign

AMSTERDAM  ANTWERP  BANGKOK  BEIJING  BRATISLAVA  BRUSSELS  BUDAPEST  DUBAI
FRANKFURT  HAMBURG  HONG KONG  LONDON  LUXEMBOURG  MADRID  MILAN  MOSCOW
NEW YORK  PARIS  PRAGUE  ROME  SHANGHAI  SINGAPORE  TIRANA  TOKYO  TURIN  WARSAW

ss.Admitted to practise in New York.
+  Admitted to practise in New South Wales.
* Admitted to practise in England and Wales.

To:      Securities and Exchange Commission                        June 13, 2003
Page:    2


governmental actions affecting creditors' rights; (iii) the enforceability in the United States of America of the waiver of immunities by the Republic, as guarantor, as set forth in the Fiscal Agency Agreement and the Bonds is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976; and
(iv) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C.ss.1332 does not exist. In addition, we have assumed that each of the Company, the Republic and the Fiscal Agent will have satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement, the Bonds (with respect to the Company) and the Guarantees (with respect to the Republic) enforceable against it (except that no such assumption is made as to the Company or the Republic regarding matters of the federal law of the United States of America or the law of the State of New York).

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any registration statement relating thereto filed by the Company with the Commission pursuant to Rule 462 under the Securities Act and to the references to us under the heading "Validity of the Bonds" in the Prospectus and any prospectus relating to any such other registration statement, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement or any such other registration statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ Allen & Overy